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                                   EXHIBIT 11
                              LEGACY SOFTWARE, INC.
                         COMPUTATION OF WEIGHTED AVERAGE
                         COMMON STOCK SHARES OUTSTANDING


COMPUTATION OF WEIGHTED AVERAGE COMMON STOCK SHARES OUTSTANDING:

                                                  Total Number   Three Months Ended    Three Months Ended
                                                   Of Shares      March 31, 1997       March 31, 1996
                                                  ------------   ------------------    ------------------

Weighted average shares calculated under
SAB 83(1) ...............................         1,396,218                  0          1,396,218
Outstanding shares as of
January 1, 1997 .........................         2,523,115          2,523,115                  0
                                                                    ----------         ----------
Total Weighted Average Shares Outstanding                            2,523,115          1,396,218
                                                                    ==========         ==========
Net loss ................................                             (703,211)          (746,955)
                                                                    ==========         ==========
Net loss per common share (5) ...........                           $    (0.28)        $    (0.53)
                                                                    ==========         ==========



WEIGHTED AVERAGE COMMON STOCK                                Weighted Average
SHARES OUTSTANDING UNDER SAB 83(2):                         Common Stock Shares
Common Stock and Common Stock equivalents                       Outstanding
                                                            -------------------
Common Stock granted during the period .............               7,200
Stock options granted subsequent to
January, 1996 ......................................             210,000
Warrants granted prior to
January, 1996 ......................................             200,000
Convertible debt to be converted prior to the Public
Offering ...........................................             534,351
                                                              ----------
   Total securities ................................             951,551
   Assumed buyback of Common Stock
      shares(3) ....................................            (296,333)
                                                              ----------
Total Common Stock equivalents .....................             655,218
Weighted average shares issued(4) ..................             741,000
                                                              ----------
Weighted average shares outstanding ................           1,396,218
                                                              ==========

-------------------------

(1) The Company has elected to calculate its weighted average Common Stock shares outstanding under SAB 83 until the completion of its initial public offering.

(2) Weighted average shares outstanding are computed using the treasury stock method, by which the number of shares outstanding reflects an assumed use of proceeds, from the assumed exercise of possible Common Stock equivalents, to repurchase shares of the Company's Common Stock at the Public Offering price.


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
(3)   Assumed buyback of Common Stock shares:
      Common Stock is assumed to be repurchased at the Public Offering price.
      Weighted average purchase price per share of Common Stock                                 $0.00
      Weighted average exercise price per share of stock options                                $3.89
      Weighted average exercise price per share of warrants                                     $1.31
      Weighted average conversion per share of convertible debt                                 $1.31

(4) Gives retroactive effect of the Company's Common Stock split on a 144 shares to 1 basis. In addition, common shares assumed to be issued within one year of the Public Offering have been included in the above calculation and not in this line item.

(5) The effect of common stock options and warrants are excluded as their inclusion would be anti-dilutive. For the three month periods ending March 31, 1997 and 1996 fully diluted net loss per common share does not differ from primary net loss per common share.